UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 10, 2021

(Date of earliest event reported)

FDCTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-221726	81-1265459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Spectrum Center Drive, Suite 300

Irvine, CA 92618

(Address of principal executive offices, including zip code)

(877) 445-6047

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	FDCT	OTC Markets

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

EQUITY PURCHASE AGREEMENT

On September 10, 2021, FDCTech, Inc. (the “Registrant”) entered into an Equity Purchase Agreement (the “Agreement”) with White Lion Capital, LLC, a Nevada Limited Liability Company (“White Lion”). No material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons on the one hand, and White Lion, and any of its affiliates or control persons on the other hand, except for the entry into the subject material definitive agreement. Pursuant to the Agreement, White Lion agreed to invest up to Two Million Dollars ($2,000,000) to purchase the Registrant’s Common Stock, par value $0.0001 per share. The Agreement terminates on May 1, 2022, or conditioned upon the following events: (i) when White Lion has purchased an aggregate of Two Million Dollars ($2,000,000) in the Registrant’s Common Stock; (ii) at such time that the Registration Statement agreed to in the Registration Rights Agreement is no longer in effect: (iii) upon White Lion’s material breach of contract; (iv) in the event a voluntary or involuntary bankruptcy petition is filed concerning the Registrant; or, (v) if a Custodian is appointed for the Registrant or for all or substantially all of its property or the Registrant makes a general assignment for the benefit of its creditors.

REGISTRATION RIGHTS AGREEMENT

In accordance with the Agreement, the Registrant and White Lion entered into a Registration Rights Agreement, dated September 10, 2021, to induce White Lion to execute and deliver the Equity Purchase Agreement. The Registrant agreed to provide certain registration rights under the Securities Act of 1933, as amended, the rules and regulations thereunder, and applicable state securities laws, concerning the shares of Common Stock issuable for White Lion’s investment under the Equity Purchase Agreement.

SUBSCRIPTION AGREEMENT

On September 10, 2021, the Registrant entered into a Subscription Agreement with AD Securities America LLC (the “Investor”), pursuant to which the Registrant sold to the Investor 1,000,000 shares of its common stock (the “Shares”) for an aggregate of $100,000 (the “Purchase Price”). The Investor is an independent non-affiliate entity. In accordance with the Subscription Agreement, the Registrant has agreed to include the Shares in its next Form S-1 filing with the SEC for the sale of shares by Selling Shareholders.

The foregoing description of the Agreement, the Registration Rights Agreement and the Subscription Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the documents, which are filed as exhibits to this report and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02. The offer and sale of the Shares under the Agreement and the Subscription Agreement weres made in reliance on the exemption from registration afforded under Securities and Exchange Act of 1933, as amended by Rule 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder. Such offer and sale was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by White Lion or the Investor in connection with the offerings.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Equity Purchase Agreement dated September 10, 2021.
99.2	Registration Rights Agreement dated September 10, 2021.
99.3	Subscription Agreement dated September 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FDCTECH, INC.

September 15, 2021	By:	/s/ Mitchell Eaglstein
Mitchell Eaglstein, CEO